                                                                    EXHIBIT 4(d)


================================================================================

                              AMENDED AND RESTATED

                                TRUST AGREEMENT

                                     AMONG

                        TEXAS INSTRUMENTS INCORPORATED,
                                 AS DEPOSITOR,

                      THE FIRST NATIONAL BANK OF CHICAGO,
                              AS PROPERTY TRUSTEE,
                          FIRST CHICAGO DELAWARE INC.,
                              AS DELAWARE TRUSTEE,


                                      AND


                    THE ADMINISTRATIVE TRUSTEES NAMED HEREIN

                       DATED AS OF ____________ __, 1996


                       TEXAS INSTRUMENTS FINANCIAL TRUST

================================================================================

                               TABLE OF CONTENTS

                                                                                             PAGE
                                                                                             ----
                                            ARTICLE 1
                                          DEFINED TERMS

SECTION 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

                                            ARTICLE 2
                                    ESTABLISHMENT OF THE TRUST

SECTION 2.01.  Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 2.02.  Office of the Delaware Trustee; Principal Place of Business  . . . . . . . . .  13
SECTION 2.03.  Initial Contribution of Trust Property; Organizational Expenses  . . . . . . .  13
SECTION 2.04.  Issuance of the Preferred Securities . . . . . . . . . . . . . . . . . . . . .  13
SECTION 2.05.  Subscription and Purchase of Debentures; Issuance of the Common Securities . .  14
SECTION 2.06.  Declaration of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 2.07.  Authorization to Enter into Certain Transactions . . . . . . . . . . . . . . .  14
SECTION 2.08.  Assets of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 2.09.  Title to Trust Property  . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                            ARTICLE 3
                                         PAYMENT ACCOUNT

SECTION 3.01.  Payment Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                            ARTICLE 4
                         DISTRIBUTIONS; REDEMPTION; EXCHANGE; CONVERSION

SECTION 4.01.  Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 4.02.  Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 4.03.  Conversion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 4.04.  Exchange of Preferred Securities for Debentures  . . . . . . . . . . . . . . .  27
SECTION 4.05.  Subordination of Common Securities . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 4.06.  Payment Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 4.07.  Tax Returns and Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 4.08.  Payment of Taxes, Duties, Etc. of the Trust  . . . . . . . . . . . . . . . . .  31
SECTION 4.09.  Payments under Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                                                                                             PAGE
                                                                                             ----
                                            ARTICLE 5
                                  TRUST SECURITIES CERTIFICATES

SECTION 5.01.  Initial Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 5.02.  The Trust Securities Certificates  . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 5.03.  Delivery of Trust Securities Certificates. . . . . . . . . . . . . . . . . . .  32
SECTION 5.04.  Registration of Transfer and Exchange of Preferred Securities Certificates . .  32
SECTION 5.05.  Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates . . . . . .  33
SECTION 5.06.  Persons Deemed Securityholders . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 5.07.  Access to List of Securityholders' Name and Addresses  . . . . . . . . . . . .  33
SECTION 5.08.  Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 5.09.  Appointment of Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 5.10.  Ownership of Common Securities by Depositor  . . . . . . . . . . . . . . . . .  35
SECTION 5.11.  Book Entry Preferred Securities Certificates; Common Securities Certificate  .  35
SECTION 5.12.  Notices to Clearing Agency . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 5.13.  Definitive Preferred Securities Certificates . . . . . . . . . . . . . . . . .  36
SECTION 5.14.  Rights of Securityholders  . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                                            ARTICLE 6
                             ACT OF SECURITYHOLDERS; MEETINGS; VOTING

SECTION 6.01.  Limitations on Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 6.02.  Notice of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 6.03.  Meetings of Preferred Securityholders  . . . . . . . . . . . . . . . . . . . .  38
SECTION 6.04.  Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 6.05.  Proxies, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 6.06.  Securityholder Action by Written Consent . . . . . . . . . . . . . . . . . . .  39
SECTION 6.07.  Record Date for Voting and Other Purposes  . . . . . . . . . . . . . . . . . .  40
SECTION 6.08.  Acts of Securityholders  . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 6.09.  Inspection of Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

                                            ARTICLE 7
                                  REPRESENTATIONS AND WARRANTIES

SECTION 7.01.  Representations and Warranties of the Bank, the Property Trustee and
               the Delaware Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 7.02.  Representations and Warranties of Depositor  . . . . . . . . . . . . . . . . .  43

                                                                                             PAGE
                                                                                             ----
                                            ARTICLE 8
                                          THE TRUSTEES

SECTION 8.01.  Certain Duties and Responsibilities  . . . . . . . . . . . . . . . . . . . . .  43
SECTION 8.02.  Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 8.03.  Certain Rights of Property Trustee . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 8.04.  Not Responsible for Recitals or Issuance of Securities . . . . . . . . . . . .  47
SECTION 8.05.  May Hold Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 8.06.  Compensation; Indemnity; Fees  . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 8.07.  Corporate Property Trustee Required; Eligibility of Trustees . . . . . . . . .  48
SECTION 8.08.  Conflicting Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 8.09.  Co-trustees and Separate Trustee . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 8.10.  Resignation and Removal; Appointment of Successor  . . . . . . . . . . . . . .  51
SECTION 8.11.  Acceptance of Appointment by Successor . . . . . . . . . . . . . . . . . . . .  52
SECTION 8.12.  Merger, Conversion, Consolidation or Succession to Business  . . . . . . . . .  53
SECTION 8.13.  Preferential Collection of Claims Against Depositor or Trust . . . . . . . . .  54
SECTION 8.14.  Reports by Property Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 8.15.  Reports to the Property Trustee  . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 8.16.  Evidence of Compliance with Conditions Precedent . . . . . . . . . . . . . . .  55
SECTION 8.17.  Number of Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 8.18.  Delegation of Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

                                            ARTICLE 9
                               TERMINATION, LIQUIDATION AND MERGER

SECTION 9.01.  Termination upon Expiration Date . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 9.02.  Early Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 9.03.  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 9.04.  Liquidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
SECTION 9.05.  Mergers, Consolidations, Amalgamations or Replacements of the Trust  . . . . .  58

                                            ARTICLE 10
                                     MISCELLANEOUS PROVISIONS

SECTION 10.01.  Limitation of Rights of Securityholders . . . . . . . . . . . . . . . . . . .  60
SECTION 10.02.  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
SECTION 10.03.  Separability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
SECTION 10.04.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
SECTION 10.05.  Payments Due on Non-Business Day  . . . . . . . . . . . . . . . . . . . . . .  61

                                                                                             PAGE
                                                                                             ----
SECTION 10.06.  Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
SECTION 10.07.  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
SECTION 10.08.  Reports, Notices and Demands  . . . . . . . . . . . . . . . . . . . . . . . .  62
SECTION 10.09.  Agreement Not to Petition . . . . . . . . . . . . . . . . . . . . . . . . . .  63
SECTION 10.10.  Trust Indenture Act; Conflict with Trust Indenture Act  . . . . . . . . . . .  63
SECTION 10.11.  ACCEPTANCE OF TERMS OF TRUST AGREEMENT, GUARANTEE AND INDENTURE . . . . . . .  63


EXHIBIT A        - Certificate of Trust of Texas Instruments Financial Trust
EXHIBIT B        - Form of Certificate Depository Agreement
EXHIBIT C        - Form of Common Securities of Texas Instruments Financial Trust
EXHIBIT D        - Form of Agreement As To Expenses and Liabilities
EXHIBIT E        - Form of Preferred Securities of Texas Instruments Financial Trust

                       TEXAS INSTRUMENTS FINANCIAL TRUST*

              Certain Sections of this Trust Agreement relating to Sections 310 through 318 of the Trust Indenture Act of 1939:

   TRUST INDENTURE                                       TRUST AGREEMENT
     ACT SECTION                                             SECTION
Section 310 (a)(1)     . . . . . . . . . . . . . . . . . 8.07
            (a)(2)     . . . . . . . . . . . . . . . . . 8.07
            (a)(3)     . . . . . . . . . . . . . . . . . 8.09
            (a)(4)     . . . . . . . . . . . . . . . . . 2.07(a)(ii)
            (b)        . . . . . . . . . . . . . . . . . 8.08
Section 311 (a)        . . . . . . . . . . . . . . . . . 8.13
            (b)        . . . . . . . . . . . . . . . . . 8.13
Section 312 (a)        . . . . . . . . . . . . . . . . . 5.07
            (b)        . . . . . . . . . . . . . . . . . 5.07
            (c)        . . . . . . . . . . . . . . . . . 5.07
Section 313 (a)        . . . . . . . . . . . . . . . . . 8.14(a)
            (c)        . . . . . . . . . . . . . . . . . 10.08
            (d)        . . . . . . . . . . . . . . . . . 8.14(c)
            (a)(4)     . . . . . . . . . . . . . . . . . 8.14(b)
            (b)        . . . . . . . . . . . . . . . . . 8.14(b)
Section 314 (a)        . . . . . . . . . . . . . . . . . 8.15
            (b)        . . . . . . . . . . . . . . . . . Not Applicable
            (c)(1)     . . . . . . . . . . . . . . . . . 8.16
            (c)(2)     . . . . . . . . . . . . . . . . . 8.16
            (c)(3)     . . . . . . . . . . . . . . . . . Not Applicable
            (d)        . . . . . . . . . . . . . . . . . Not Applicable
            (e)        . . . . . . . . . . . . . . . . . 1.01, 8.16
Section 315 (a)        . . . . . . . . . . . . . . . . . 8.01(a), 8.03(a)
            (b)        . . . . . . . . . . . . . . . . . 8.02, 10.08
            (c)        . . . . . . . . . . . . . . . . . 8.01(a)
            (d)        . . . . . . . . . . . . . . . . . 8.01, 8.03
            (e)        . . . . . . . . . . . . . . . . . Not Applicable
Section 316 (a)        . . . . . . . . . . . . . . . . . Not Applicable
            (a)(1)(A)  . . . . . . . . . . . . . . . . . Not Applicable





- - - - ---------------

* Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Trust Agreement.

   TRUST INDENTURE                                       TRUST AGREEMENT
     ACT SECTION                                             SECTION
            (a)(1)(B)  . . . . . . . . . . . . . . . . . Not Applicable
            (a)(2)     . . . . . . . . . . . . . . . . . Not Applicable
            (b)        . . . . . . . . . . . . . . . . . Not Applicable
            (c)        . . . . . . . . . . . . . . . . . 6.07
Section 317 (a)(1)     . . . . . . . . . . . . . . . . . Not Applicable
            (b)        . . . . . . . . . . . . . . . . . 5.09
Section 318 (a)        . . . . . . . . . . . . . . . . . 10.10

         AMENDED AND RESTATED TRUST AGREEMENT, dated as of _______ __, 1996, among (i) Texas Instruments Incorporated, a Delaware corporation (including any successors or assigns, "the Depositor"), (ii) The First National Bank of Chicago, a national banking association duly organized and existing under the laws of the United States, as property trustee (in such capacity, the "Property Trustee" and, in its personal capacity and not in its capacity as Property Trustee, the "Bank"), (iii) First Chicago Delaware Inc., a corporation duly organized and existing under the laws of the State of Delaware, as Delaware trustee (in such capacity, the "Delaware Trustee"), (iv) John W. Pettijohn, an individual, and David B. Willis, an individual, each of whose address is c/o Texas Instruments Incorporated, 13500 North Central Expressway, P.O. Box 655474, Dallas, Texas 75265-5474 (each, an "Administrative Trustee" and, collectively, the "Administrative Trustees" and, collectively with the Property Trustee and Delaware Trustee, the "Trustees") and (iv) the several Holders as hereinafter defined.

                              W I T N E S S E T H:

         WHEREAS, the Depositor and the Trustees have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by the entering into of that certain Trust Agreement, dated as of June 28, 1996 (the "Original Trust Agreement"), and by the execution and filing by the Trustees with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on June 28, 1996, attached as Exhibit A; and

         WHEREAS, the Depositor and the Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Trust to the Depositor, (ii) the issuance and sale of the Preferred Securities by the Trust pursuant to the Underwriting Agreement and (iii) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Debentures;

         NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other party and for the benefit of the holders of the Preferred Securities, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

                                   ARTICLE 1.
                                 DEFINED TERMS

                 SECTION 1.01. Definitions. For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                 (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                 (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                 (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

                 (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

                 "Act" has the meaning specified in Section 6.08.

                 "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount and for a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Debentures for such period.

                 "Administrative Trustee" means each of John W. Pettijohn and David B. Willis, each solely in his capacity as Administrative Trustee of the Trust formed and continued hereunder and not in his individual capacity, or such Administrative Trustee's successor in interest in such capacity, or any successor in interest in such capacity, or any successor trustee appointed as herein provided.

                 "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, provided, however that an Affiliate of the Depositor shall not be deemed to include the Trust. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Bank" has the meaning specified in the preamble to this Trust Agreement.

                 "Bankruptcy Event" means, with respect to any Person:

                          (a) the entry of a decree or order by a court having
                 jurisdiction in the premises judging such Person as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days: or

                          (b) the institution by such Person of proceedings to
                 be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

                 "Bankruptcy Laws" has the meaning specified in Section 10.09.

                 "Board of Directors" means either the board of directors of the Depositor or any committee of that board duly authorized to act hereunder.

                 "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors, or such committee of the Board of Directors or officers of the Depositor to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustees.

                 "Book-Entry Preferred Securities Certificates" means a beneficial interest in the Preferred Securities Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.11.

                 "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the principal office of the Debenture Trustee is closed for business.

                 "Certificate Depository Agreement" means the agreement among the Trust, the Depositor and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Trust Certificates substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

                 "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company will be the initial Clearing Agency.

                 "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                 "Closing Date" means the First Time of Delivery (as defined in the Underwriting Agreement), which date is also the date of execution and delivery of this Trust Agreement.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                 "Common Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $50 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

                 "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit C.

                 "Conversion Agent" has the meaning specified in Section 4.03.

                 "Conversion Date" has the meaning specified in Section 4.03.

                 "Conversion Expiration Date" means the date selected by the Depositor not less than 30 days nor more than 60 days after the date on which the Depositor issues a press release announcing its intention to terminate the conversion rights for the Holders.

                 "Conversion Price" has the meaning specified in Section 4.03.

                 "Conversion Request" has the meaning specified in Section
         4.03.

                 "Corporate Trust Office" means the principal office of the Property Trustee at which at any particular time its trust business shall be administered.

                 "Current Market Price", with respect to Texas Instruments Common Stock, for any day means the last reported sale price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange Composite Transactions Tape, or, if the Texas Instruments Common Stock is not listed or admitted to trading on the New York Stock Exchange on such day, on the principal national securities exchange on which the Texas Instruments Common Stock is listed or admitted to trading, if the Texas Instruments Common Stock is listed on a national securities exchange, or the Nasdaq National Market, or, if the Texas Instruments Common Stock is not quoted or admitted to trading on such quotation system, on the principal quotation system on which the Texas Instruments Common Stock may be listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Texas Instruments Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors.

                 "Debenture Event of Default" means an "Event of Default" as defined in the Indenture.

                 "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

                 "Debenture Trustee" means The First National Bank of Chicago, a national banking association organized under the laws of the United States and any successor thereto.

                 "Debentures" means $__________ aggregate principal amount of the Depositor's _____% Junior Subordinated Deferrable Interest Debentures, Series A, issued pursuant to the Indenture.

                 "Definitive Preferred Securities Certificates" means either or both (as the context requires) of (a) Preferred Securities Certificates issued in certificated, fully registered form as provided in Section 5.11(a) and (b) Preferred Securities Certificates issued in certificated, fully registered form as provided in Section 5.13.

                 "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801, et. seq., as it may be amended from time to time.

                 "Delaware Trustee" means the Person identified as the "Delaware Trustee" in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

                 "Depositor" has the meaning specified in the preamble to this Trust Agreement.

                 "Distribution Date" has the meaning specified in Section
         4.01(a).

                 "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.01.

                 "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                          (a) the occurrence of a Debenture Event of Default;
                 or

                          (b) default by the Trust in the payment of any
                 Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

                          (c) default by the Trust in the payment of any
                 Redemption Price of any Trust Security when it becomes due and payable; or

                          (d) default in the performance, or breach, in any
                 material respect, or any covenant or warranty of any of the Trustees in this Trust Agreement (other than a covenant or warranty a default in whose performance or breach is dealt with in clause (b) or (c), above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trust by the Holders of at least 25% in Liquidation Amount of the Outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                          (e) the occurrence of a Bankruptcy Event with respect
                 to the Property Trustee and the failure by the Depositor to appoint a successor Property Trustee within 60 days thereof.

                 "Exchange Notice" has the meaning specified in Section
         4.04(b).

                 "Expense Agreement" means the Agreement as to expenses and liabilities between the Depositor and the Trust, substantially in the form attached as Exhibit D, as amended from time to time.

                 "Expiration Date" has the meaning specified in Section 9.01.

                 "Guarantee" means the Guarantee Agreement executed and delivered by the Depositor and The First National Bank of Chicago, as guarantee trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the holders of the Preferred Securities, as amended from time to time.

                 "Indenture" means the Junior Subordinated Indenture, dated as of _________ __, 1996, between the Depositor and the Debenture Trustee, as amended or supplemented from time to time.

                 "Investment Company Event" means the receipt by the Trust of an Opinion of Counsel, rendered by a law firm having a national tax and securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that the Trust is or will be considered an "investment company" that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities under this Trust Agreement.

                 "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

                 "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture the proceeds of which will be used to pay the Redemption Price of such Trust Securities and (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed.

                 "Liquidation Amount" means the stated amount of $50 per Trust Security.

                 "Liquidation Date" means each Date on which Debentures or cash is to be distributed to Holders of Trust Securities in connection with a termination and liquidation of the Trust pursuant to Section 9.04(a).

                 "Liquidation Distribution" has the meaning specified in
         Section 9.04(d).

                 "1940 Act" means the Investment Company Act of 1940, as amended.

                 "Officers' Certificate" means a certificate signed by (i) the Chairman, Chief Executive Officer, President or a Vice President, and
         (ii) by the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the appropriate Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 8.16 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

                          (a) a statement that each officer signing the
                 Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                          (b) a brief statement of the nature and scope of the
                 examination or investigation undertaken by each officer in rendering the Officers' Certificate;

                          (c) a statement that each such officer has made such
                 examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                          (d) a statement as to whether, in the opinion of each
                 such officer, such condition or covenant has been complied with.

                 "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Trust, the Property Trustee or the Depositor, and who may be an employee of any thereof, and who shall be acceptable to the Property Trustee.

                 "Optional Redemption Price" means, with respect to any Preferred Security, the following percentages of the Liquidation Amounts thereof, and accumulated and unpaid Distributions, if any, to the date fixed for redemption if redeemed during the twelve-month period commencing ____ of the years indicated:

         Year        Redemption Price         Year          Redemption Price
         ----        ----------------         ----          ----------------
         1999        __%                      2003          __%

         2000        __%                      2004          __%

         2001        __%                      2005          __%

         2002        __%                      2006 and
                                              thereafter    __%

                 "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

                 "Outstanding", when used with respect to Preferred Securities, means, as of the date of determination, all Preferred Securities theretofore executed and delivered under this Trust Agreement, except:

                          (a) Preferred Securities theretofore canceled by the
                 Securities Registrar or delivered to the Securities Registrar Trustee for cancellation or tendered for conversion;

                          (b) Preferred Securities for whose payment or
                 redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Preferred Securities; provided that, if such Preferred Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

                          (c) Preferred Securities which have been paid or in
                 exchange for or in lieu of which other Preferred Securities have been executed and delivered pursuant to Section 5.05:

         provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities that such Trustee knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the Outstanding Preferred Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Securities Registrar the pledgee's right so to act with respect to such Preferred Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

                 "Owner" means each Person who is the beneficial owner of a Book-Entry Preferred Securities Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

                 "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.09 and shall initially be the Bank.

                 "Payment Account" means a segregated non-interest bearing corporate trust account maintained by the Property Trustee with the Bank in its trust department for the benefit of the Securityholders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee shall make payments to the Securityholders in accordance with Section 4.01.

                 "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

                 "Preferred Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $50 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

                 "Preferred Securities Certificate" means a certificate evidencing ownership of Preferred Securities, substantially in the form attached as Exhibit E.

                 "Property Trustee" means the commercial bank or trust company identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust heretofore formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

                 "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

                 "Redemption Price" means, with respect to any Preferred Security, $____ per Preferred Security, plus accumulated and unpaid Distributions to the date of redemption, plus the related amount of the premium, if any, paid by the Depositor upon the concurrent redemption of a Like Amount of Debentures, allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities.

                 "Relevant Trustee" has the meaning specified in Section 8.10.

                 "Rights" has the meaning specified in Section 4.03.

                 "Securities Register" and Securities Registrar" have the respective meanings specified in Section 5.04.

                 "Securityholder" or "Holder" means a Person in whose name a Trust Security or Securities is registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Business Trust Act; provided, however, that in determining whether the Holders of the requisite amount of Preferred Securities have voted on any matter provided for in this Trust Agreement, then for the purpose of any such determination, so long as Definitive Preferred Securities Certificates have not been issued, the term Securityholders or Holders as used herein shall refer to the Owners.

                 "Special Event" means a Tax Event or an Investment Company
         Event.

                 "Tax Event" means the receipt by the Trust of an Opinion of Counsel, rendered by a law firm having a national tax and securities practice, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under this Trust Agreement, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days after the date thereof, subject to United States Federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Depositor on the Debentures is not, or within 90 days after the date hereof, will not be, deductible, in whole or in part, for United States Federal income tax purposes or (iii) the Trust is, or will be within 90 days after the date thereof, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

                 "Texas Instruments Common Stock" means common stock, $1.00 par value per share, of the Depositor.

                 "Trust" means the Delaware business trust continued hereby and identified on the cover page to this Trust Agreement.

                 "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

                 "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                 "Trust Property" means (a) the Debentures, (b) any cash on deposit in, or owing to, the Payment Account and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

                 "Trust Security" means any one of the Common Securities or the Preferred Securities.

                 "Trust Securities Certificate" means any one of the Common Securities Certificates or the Preferred Securities Certificates.

                 "Trustees" means, collectively, the Property Trustee, the Delaware Trustee and the Administrative Trustees.

                 "Underwriting Agreement" means the Underwriting Agreement, dated as of _________ __, 1996, among the Trust, the Depositor and the Underwriters named therein.

                                   ARTICLE 2
                           ESTABLISHMENT OF THE TRUST

                 SECTION 2.01.  Name.   The Trust continued hereby shall be
         known as "Texas Instruments Financial Trust," as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

                 SECTION 2.02. Office of the Delaware Trustee; Principal Place of Business. The address of the Delaware Trustee in the State of Delaware is 300 King Street, Wilmington, Delaware 19801, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Securityholders and the Depositor. The principal executive office of the Trust is 13500 North Central Expressway, P.O. Box 655474, Dallas, Texas 75265-5474.

                 SECTION 2.03. Initial Contribution of Trust Property; Organizational Expenses. The Property Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee.
         The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

                 SECTION 2.04. Issuance of the Preferred Securities. On _________ __, 1996 the Depositor, on behalf of the Trust and pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, an

         Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.02 and deliver to the Underwriters named therein Preferred Securities Certificates, registered in the name of the nominee of the initial Clearing Agency, in an aggregate amount of _____ Preferred Securities having an aggregate Liquidation Amount of $_____________, against receipt of the aggregate purchase price of such Preferred Securities of $_________, which amount the Administrative Trustees shall promptly deliver to the Property Trustee.

                 SECTION 2.05. Subscription and Purchase of Debentures; Issuance of the Common Securities. Contemporaneously with the execution and delivery of this Trust Agreement, the Administrative Trustees, on behalf of the Trust, shall subscribe to and purchase from the Depositor Debentures, registered in the name of the Trust and having an aggregate principal amount equal to $__________, and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $__________. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with
         Section 5.02 and deliver to the Depositor Common Securities Certificates registered in the name of the Depositor, having an aggregate Liquidation Amount of $__________ against payment by the Depositor of the sum of $__________.

                 SECTION 2.06. Declaration of Trust. The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debentures and (b) to engage in those activities necessary, convenient or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Trust and the Securityholders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act.

                 SECTION 2.07. Authorization to Enter into Certain Transactions. (a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section, and in accordance with the following provisions (i) and (ii), the Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

                          (i) As among the Trustees, each Administrative
                 Trustee shall have the power and authority to act on behalf of the Trust with respect to the following matters:

                                  (A) the issuance and sale of the Trust
                          Securities;

                                  (B) to cause the Trust to enter into, and to
                          execute, deliver and perform on behalf of the Trust, the Expense Agreement and the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust;

                                  (C) assisting in the registration of the
                          Preferred Securities under the Securities Act of 1933, as amended, and under state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;

                                  (D) assisting in the listing of the Preferred
                          Securities upon such securities exchange or exchanges as shall be determined by the Depositor and the registration of the Preferred Securities under the Securities Exchange Act of 1934, as amended, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

                                  (E) the appointment of a Paying Agent,
                          authenticating agent and Securities Registrar in accordance with this Trust Agreement;

                                  (F) to the extent provided in this Trust
                          Agreement, the winding-up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                                  (G) unless otherwise determined by the
                          Depositor, the Property Trustee or the Administrative Trustees, or as otherwise required by the Delaware Business Trust Act or the Trust Indenture Act, to execute on behalf of the Trust (either acting alone or together with any other Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement; and

                                  (H) the taking of any action incidental to
                          the foregoing as the Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

                          (ii) As among the Trustees, the Property Trustee
                 shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

                                  (A) the establishment of the Payment Account;

                                  (B) the receipt of the Debentures;

                                  (C) the collection of interest, principal and
                          any other payments made in respect of the Debentures in the Payment Account;

                                  (D) the distribution from the Trust Property
                          of amounts owed to the Securityholders in respect of the Trust Securities;

                                  (E) the exercise of all of the rights, powers
                          and privileges of a holder of the Debentures;

                                  (F) the sending of notices of default, other
                          notices and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                                  (G) the distribution of the Trust Property in
                          accordance with the terms of this Trust Agreement;

                                  (H) to the extent provided in this Trust
                          Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                                  (I) after an Event of Default the taking of
                          any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust

                          Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder); and

                                  (J) subject to this Section 2.07(a)(ii), the
                          Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 2.07(a)(i).

                 (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees shall cause the Trust not to (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would cause the Trust to fail or cease to qualify as a "grantor trust" for United States Federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt or
         (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

                 (c) In connection with the issue and sale of the Preferred Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

                          (i) to prepare for filing by the Trust with the
                 Commission and to execute on behalf of the Trust a registration statement on the appropriate form in relation to the Preferred Securities, including any amendments thereto;

                          (ii) to determine the States in which to take
                 appropriate action to qualify or register for sale all or part of the Preferred Securities and to do any and all such acts, other than actions which must be taken by or on behalf of the Trust, and advise the Trustees of actions they must take on behalf of the Trust, and prepare for execution and filing any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States;

                          (iii) to prepare for filing by the Trust and to
                 execute on behalf of the Trust an application to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing upon notice of issuance of any Preferred Securities;

                          (iv) to prepare for filing by the Trust with the
                 Commission and to execute on behalf of the Trust a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto;

                          (v) to negotiate the terms of, and execute and
                 deliver, the Underwriting Agreement providing for the sale of the Preferred Securities; and

                          (vi) any other actions necessary or desirable to
                 carry out any of the foregoing activities.

                 (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act, or taxed as a corporation for United States Federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States Federal income tax purposes. In this connection, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that each of the Depositor and the Administrative Trustees determines in their discretion to be necessary or desirable for such purposes, so long as such action does not adversely affect in any material respect the interests of the Holders of the Preferred Securities.

                 SECTION 2.08. Assets of Trust. The assets of the Trust shall consist of the Trust Property.

                 SECTION 2.09. Title to Trust Property. Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Trust and the Securityholders in accordance with this Trust Agreement.

                                   ARTICLE 3
                                PAYMENT ACCOUNT

                 SECTION 3.01. Payment Account. (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

                 (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

                                   ARTICLE 4
                DISTRIBUTIONS; REDEMPTION; EXCHANGE; CONVERSION

                 SECTION 4.01. Distributions. (a) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accrue from __________ __, 1996, and, except in the event that the Depositor exercises its right to extend the interest payment period for the Debentures pursuant to the Indenture, shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on _______ __, 1996. If any date on which Distributions are otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which distributions are payable in accordance with this Section 4.01(a) a "Distribution Date").

                 (b) The Trust Securities represent undivided beneficial interests in the Trust Property, and the Distributions on the Trust Securities shall be payable at a rate of _____% per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any full period shall be computed on the basis of a 360-day year of twelve 30-day months. For periods less than a 30-day month, Distributions shall be computed on the basis of the actual number of elapsed days. The amount of Distributions payable for any period shall include the Additional Amounts, if any.

                 (c) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the Payment of such Distributions.

                 (d) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to such Distribution Date; provided, however, that in the event that the Preferred Securities do not remain registered to a Clearing Agency, the relevant record date shall be the date 15 days prior to the relevant Distribution Date.

                 SECTION 4.02. Redemption. (a) (i) Upon repayment at maturity or redemption of the Debentures or as a result of acceleration of the Debentures upon the occurrence of a Debenture Event of Default, the proceeds from such repayment shall be applied to redeem the Trust Securities, in whole but not in part, at the Redemption Price.

                          (ii) If at any time following the Conversion
                 Expiration Date, less than five percent (5%) in Liquidation Amount of the Preferred Securities originally issued by the Trust remain outstanding, such Preferred Securities shall be redeemable, at the option of the Depositor, in whole but not in part, from time to time, at the Redemption Price;

                          (iii) Upon any permitted redemption of the Debentures
                 the proceeds from such redemption shall be applied to redeem Trust Securities having an aggregate Liquidation Amount equal to the aggregate principal amount of the Debentures so redeemed by the Depositor at the Optional Redemption Price; and

                          (iv) Except as provided in paragraphs (i) and (ii) of
                 this Section, the Preferred Securities may not be redeemed prior to ____________, 1999.

                 (b) Notice of redemption (which notice will be irrevocable) shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

                          (i) the Redemption Date;

                          (ii) the Redemption Price or the Optional Redemption
                 Price, as the case may be;

                          (iii) the CUSIP number;

                          (iv) if less than all the Outstanding Trust
                 Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed;

                          (v) if the Preferred Securities are convertible,
                 (A) that a Holder of Preferred Securities who desires to convert such Preferred Securities called for redemption must satisfy the requirements for conversion contained in herein,
                 (B) the Conversion Price and (C), if previously determined, the Conversion Expiration Date;

                          (vi) that on the Redemption Date the Redemption Price
                 or the Optional Redemption Price, as the case may be, will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accrue on and after said date; and

                          (vii) the place or places where such Trust Securities
                 are to be surrendered for payment of the Redemption Price or the Optional Redemption Price, as the case may be, at which the Trust Securities are to be redeemed.

                 (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price or the Optional Redemption Price, as the case may be, with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price or the Optional Redemption Price, as the case may be, shall be payable on each Redemption Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price or the Optional Redemption Price, as the case may be.

                 (d) If the Property Trustee gives a notice of redemption in respect of any Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.02(c), the Property Trustee will, so long as the Preferred Securities are in book-entry-only form, irrevocably deposit with the Clearing Agency for the Preferred Securities funds sufficient to pay the applicable Redemption Price or the Optional Redemption Price, as the case may be, and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price or the Optional Redemption Price, as the case may be, to the Holders thereof. If the Preferred Securities are no longer in book-entry only form, the Property Trustee, subject to Section 4.02(c), will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price or Optional Redemption Price, as the case may be, and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price or the Optional

         Redemption Price, as the case may be, to the Holders thereof upon surrender of their Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price or the Optional Redemption Price, as the case may be, but without interest, and such Securities will cease to be outstanding. In the event that any date on which any Redemption Price or the Optional Redemption Price, as the case may be, is payable is not a Business Day, then payment of the Redemption Price or the Optional Redemption Price, as the case may be, payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price or the Optional Redemption Price, as the case may be, in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accrue, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price or the Optional Redemption Price, as the case may be, is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price or the Optional Redemption Price, as the case may be.

                 (e) Payment of the Redemption Price or the Optional Redemption Price, as the case may be, on the Trust Securities shall be made to the record Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date; provided, however, that in the event that the Preferred Securities do not remain in book-entry-only form, the relevant record date shall be the fifteenth day prior to the Redemption Date.

                 (f) If less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the Common Securities and the Preferred Securities. The particular Preferred Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred

         Securities not previously called for redemption, by lot or by such other method as the Property Trustee shall deem fair and appropriate; it being understood that, in the case of Preferred Securities registered in the name of and held of record by the Clearing Agency (or any successor) or any nominee, the distribution of the proceeds of such redemption will be made in accordance with the procedures of the Clearing Agency or its nominee. The Property Trustee shall promptly notify the Security Registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Preferred Securities which has been or is to be redeemed.

                 SECTION 4.03. Conversion. The Holders of Preferred Securities subject to the limitations set forth in this Section shall have the right at any time prior to the Conversion Expiration Date, at their option, to cause the Conversion Agent to convert Preferred Securities, on behalf of the converting Holders, into shares of Texas Instruments Common Stock in the manner described herein on and subject to the following terms and conditions:

                          (i) The Preferred Securities will be convertible at
                 the office of the Conversion Agent (which office shall be the Corporate Trust Office) into fully paid and nonassessable shares of Texas Instruments Common Stock pursuant to the Holder's direction to the Conversion Agent to exchange such Preferred Securities for a portion of the Debentures, and immediately convert such amount of Debentures into fully paid and nonassessable shares of Texas Instruments Common Stock at an initial rate of _____ shares of Texas Instruments Common Stock per $__ principal amount of Debentures (which is equivalent to a conversion price of $_____ per share of Texas Instruments Common Stock, subject to certain adjustments set forth in the terms of the Debentures (as so adjusted, "Conversion Price")).

                          (ii) In order to convert Preferred Securities into
                 Texas Instruments Common Stock the Holder of such Preferred Securities shall submit to the Conversion Agent at the office of the Conversion Agent an irrevocable request to convert Preferred Securities on behalf of such Holder (the "Conversion Request"), together, if the Preferred Securities are in certificated form, with such certificates. The Conversion Request shall (i) set forth the number of Preferred Securities to be converted and the name or names, if other than the Holder, in which the shares of Texas Instruments Common Stock should be issued and (ii) direct the Conversion Agent (a) to exchange such Preferred Securities for a portion of the

                 Debentures held by the Property Trustee (at the rate of exchange specified in the preceding paragraph) and (b) to immediately convert such Debentures on behalf of such Holder, into Texas Instruments Common Stock (at the conversion rate specified in the preceding paragraph). The Conversion Agent shall notify the Property Trustee of the Holder's election to exchange Preferred Securities for a portion of the Debentures held by the Property Trustee and the Property Trustee shall, upon receipt of such notice, deliver to the Conversion Agent the appropriate principal amount of Debentures for exchange in accordance with this Section. The Conversion Agent shall thereupon notify the Depositor of the Holder's election to convert such Debentures into shares of Texas Instruments Common Stock. Holders of Preferred Securities at the close of business on a Distribution payment record date will be entitled to receive the Distribution payable on such securities on the corresponding Distribution Date notwithstanding the conversion of such Preferred Securities following such record date but prior to such Distribution Date. Except as provided above, neither the Trust nor the Depositor, will make, or be required to make, any payment allowance or adjustment upon any conversion on account of any accumulated and unpaid Distributions whether or not in arrears accrued on the Preferred Securities surrendered for conversion, or on account of any accumulated and unpaid dividends on the shares of Texas Instruments Common Stock issued upon such conversion.
                 Preferred Securities shall be deemed to have been converted immediately prior to the close of business on the day on which a Conversion Request relating to such Preferred Securities is received by the Conversion Agent in accordance with the foregoing provision (the "Conversion Date"). The Person or Persons entitled to receive the Texas Instruments Common Stock issuable upon conversion of the Debentures shall be treated for all purposes as the record holder or holders of such Texas Instruments Common Stock at such time. As promptly as practicable on or after the Conversion Date, the Depositor shall issue and deliver at the office of the Conversion Agent a certificate or certificate for the number of full shares of Texas Instruments Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same, unless otherwise directed by the Holder in the notice of conversion and the Conversion Agent shall distribute such certificate or certificates to such Person or Persons.

                          (iii) On and after __________, 1999 and provided that
                 the Trust is current in the payment of Distributions on the Preferred Securities the Depositor may, at its option, cause the conversion rights of Holders of Preferred Securities to expire; provided, however, that the Depositor may exercise this option only if for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the Current Market Price of Texas Instruments Common Stock exceeds 120% of the Conversion Price of the Preferred Securities, subject to adjustment in certain circumstances (as described in the terms of the Debentures).

                          In order to exercise its option to terminate the
                 conversion rights of the Preferred Securities the Depositor must issue a press release for publication on the Dow Jones News Service announcing the Conversion Expiration Date prior to the opening of business on the second trading day after any period in which the condition in the preceding sentence has been met, but in no event prior to __________, 1999. The press release shall announce the Conversion Expiration Date and provide the current Conversion Price and Current Market Price of Texas Instruments Common Stock, in each case as of the close of business on the trading day next preceding the date of the press release. Conversion rights will terminate at the close of business on the Conversion Expiration Date.

                          In addition to issuing the press release referred to
                 in the preceding paragraph the Depositor shall send notice of the expiration of conversion rights by first-class mail to the Holders of the Preferred Securities and the Property Trustee not more than four Business Days after the Depositor issues the press release. Such mailed notice of the expiration of the conversion rights of the Holders shall state: (1) the Conversion Expiration Date; (2) the Conversion Price of the Preferred Securities and the Current Market Price of the Texas Instruments Common Stock, in each case as of the close of business on the Business Day next preceding the date of the notice of expiration of the conversion rights of the Holders;
                 (3) the place or places at which Preferred Securities are to be surrendered prior to the Conversion Expiration Date for certificates representing shares of Texas Instruments Common Stock; and (4) such other information or instructions as the Depositor deems necessary or advisable to enable a Holder to exercise its conversion right hereunder. No defect in the notice of expiration of the conversion rights of the Holders or in the mailing thereof with respect to any Preferred Security shall affect the validity of such notice with respect to any other Preferred Security. As of the close of business on the Conversion Expiration Date, the Preferred Securities shall no longer be convertible into Texas Instruments Common
                 Stock.   In the event that the Depositor does not exercise its
                 option to terminate the conversion rights of the Preferred Securities, the Conversion Expiration Date with respect to the Preferred Securities will be the close of business two Business Days preceding the date set for redemption of the Preferred Securities upon the maturity or redemption of the Debentures or upon the occurrence of a Debenture Event of Default.

                          (iv) Each Holder of a Preferred Security by his
                 acceptance thereof appoints The First National Bank of Chicago not in its individual capacity but solely as conversion agent (the "Conversion Agent") for the purpose of effecting the conversion of Preferred Securities in accordance with this Section. In effecting the conversion and transactions described in this Section, the Conversion Agent shall be acting as agent of the Holders of Securities directing it to effect such conversion transactions. The Conversion Agent is hereby authorized (i) to exchange Preferred Securities from time to time for Debentures held by the Trust in connection with the conversion of such Preferred Securities in accordance with this Section and (ii) to convert all or a portion of the Debentures into Texas Instruments Common Stock and thereupon to deliver such shares of Texas Instruments Common Stock in accordance with the provisions of this Section and to deliver to the Trust a new Debenture or Debentures for any resulting unconverted principal amount.

                          (v) No fractional shares of Texas Instruments Common
                 Stock will be issued as a result of conversion, but in lieu thereof, such fractional interest will be paid in cash by the Depositor to the Conversion Agent in an amount equal to the Current Market Price of the fractional share of the Texas Instruments Common Stock, which in turn will make such payment to the Holder or Holders of Preferred Securities so converted.

                          (vi) The Depositor shall at all times reserve and
                 keep available out of its authorized and unissued Texas Instruments Common Stock, solely for insurance upon the conversion of the Debentures, such number of shares of Texas Instruments Common Stock as shall from time to time be issuable upon the conversion of all the Debentures then outstanding. Notwithstanding the foregoing, the Depositor shall be entitled to deliver upon conversion of Debentures, shares of Texas Instruments Common Stock reacquired and held in the treasury of the Depositor (in lieu of the issuance of authorized and unissued shares of Texas Instruments Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances. Whenever the Depositor issues shares of Texas Instruments Common Stock upon conversion of shares of Preferred Securities and the Depositor has in effect at such time a share purchase rights agreement under which holders of Texas Instruments Common Stock are issued rights ("Rights") entitling the holders under certain circumstances to purchase an additional share or shares of Texas Instruments stock, the Depositor will issue, together with each such share of Texas Instruments Common Stock, such number of Rights (which number may be a fraction) as shall at that time be issuable with a share of Texas Instruments Common Stock pursuant to such share purchase rights agreement (currently, half of a Right). Any shares of Texas Instruments Common Stock issued upon conversion of the Debentures shall be duly authorized, validly issued and fully paid and nonassessable. The Conversion Agent shall deliver the shares of Texas Instruments Common Stock received upon conversion of the Debentures to the converting Holder free and clear of all liens, charges, security interests and encumbrances, except for United States withholding taxes.
                 Each of the Depositor and the Trust shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the Texas Instruments Common Stock (and all requirements to list the Texas Instruments Common Stock issuable upon conversion of Debentures that are at the time applicable), in order to enable the Depositor to lawfully issue Texas Instruments Common Stock to the Trust upon conversion of the Debentures and the Trust to lawfully deliver the Texas Instruments Common Stock to each Holder upon conversion of the Preferred Securities.

                          (vii) The Depositor will pay any and all taxes that
                 may be payable in respect of the issue or delivery of shares of Texas Instruments Common Stock on conversion of Debentures and the delivery of the shares of Texas Instruments Common Stock by the Trust upon conversion of the Preferred Securities. The Depositor shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Texas Instruments Common Stock in a name other than that in which the Preferred Securities so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Conversion Agent the amount of any such tax, or has established to the satisfaction of the Conversion Agent that such tax has been paid.

                          (viii) Nothing in this Section 4.03 shall limit the
                 requirement of the Trust to withhold taxes pursuant to the terms of the Preferred Securities or as set forth in this Agreement or otherwise require the Property Trustee or the Trust to pay any amounts on account of such withholdings.

                 SECTION 4.04. Exchange of Preferred Securities for Debentures. (a) If a Special Event shall occur and be continuing, the Property Trustee shall direct the Conversion Agent to exchange all outstanding Preferred Securities for Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities to be exchanged and with accrued interest in an amount equal to any unpaid Distribution (including any Additional Amounts) on the Preferred

         Securities; provided, however, that in the case of a Tax Event, the Property Trustee shall direct that less than all, or none, as appropriate, of the Preferred Securities be so exchanged if and for so long as the Depositor shall have elected to pay any Additional Sums and that the net amount received by Holders of Preferred Securities not so exchanged in respect of dividends and other distributions are not reduced as a result of such Tax Event, and shall not have revoked any such election or failed to make such payments.

                 (b) Notice of any exchange pursuant to this Section 4.04 (an "Exchange Notice") of the Preferred Securities, which Exchange Notice shall be irrevocable, will be given by the Property Trustee by first-class mail to each record Holder of Preferred Securities to be exchanged not fewer than 30 nor more than 60 days prior to the date fixed for exchange thereof. For purposes of the calculation of the date of exchange and the dates on which notices are given pursuant to this paragraph (b), an Exchange Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to each Holder. Each Exchange Notice shall be addressed to each Holder of Preferred Securities at the address of such Holder appearing in the books and records of the Trust. Each Exchange Notice shall state: (A) the exchange date; (B) the aggregate Liquidation Amount and any unpaid Distributions (including any Additional Amounts) on the Preferred Securities to be exchanged and the aggregate principal amount and any accrued interest on the Debentures to be exchanged therefor; (C) that on the exchange date the Preferred Securities to be so exchanged shall be exchanged for Debentures and that Distributions on the Preferred Securities so exchanged will cease to accumulate on and after said date; and (D) the identity of the Conversion Agent, if any, and the place or places where each Preferred Certificate to be exchanged is to be surrendered in exchange for Debentures. No defect in the Exchange Notice or in the mailing thereof with respect to any Preferred Security shall affect the validity of the exchange proceedings for any other Preferred Security.

                 (c) In the event that fewer than all the outstanding Preferred Securities are to be exchanged, then on the exchange date, (i) if all of the outstanding Preferred Securities are represented by Definitive Preferred Securities Certificates, the particular Preferred Securities to be exchanged will be selected by the Property Trustee from the outstanding Preferred Securities not previously called for redemption or exchange by lot or such other method as the Property Trustee shall deem fair and appropriate, (ii) if all of the outstanding Preferred Securities are represented by Book-Entry Preferred Securities Certificates, the Property Trustee may provide for the selection for exchange of a portion of the global certificate representing the Book-Entry Preferred Securities Certificates and (iii) if outstanding Preferred Securities are represented by both Definitive Preferred Securities Certificates and Book-Entry Preferred Securities Certificates, the

         Property Trustee shall select the portion of the global certificate representing the Book-Entry Preferred Securities Certificates and the particular outstanding Preferred Securities represented by Definitive Preferred Securities Certificates to be exchanged by lot or such other method as the Property Trustee shall deem fair and appropriate. In the case of clause (ii) or (iii) above, the particular Book-Entry Preferred Securities Certificates to be exchanged shall be selected in accordance with the applicable rules and procedures for the Clearing Agency in whose name, or nominee's name, such global certificate is then held. Any Preferred Securities Certificate that is to be exchanged only in part shall be surrendered with due endorsement by or a written instrument of transfer fully executed by the Holder thereof (or his attorney duly authorized in writing) and the Trust shall prepare and deliver to such Holder, without service charge, a new Preferred Securities Certificate or Certificates in aggregate stated liquidation preference equal to, and in exchange for, the unredeemed portion of the Preferred Securities Certificate so surrendered.

                 (d) In the event of an exchange pursuant to this Section 4.04, on the date fixed for any such exchange, (i) if the Preferred Securities are represented by Book-Entry Preferred Securities Certificates, the Clearing Agency or its nominee, as the record Holder of the Preferred Securities, will exchange through the Conversion Agent the global certificate representing the Preferred Securities to be exchanged for a registered global certificate or certificates representing the Debentures to be delivered upon such exchange, (ii) if the Preferred Securities are represented by Definitive Preferred Securities Certificates, the certificates representing the Preferred Securities to be so exchanged will be deemed to represent Debentures having a principal amount equal to the aggregate stated Liquidation Amount of such Preferred Securities until such certificates are presented to the Conversion Agent for exchange for definitive certificates representing Debentures and (iii) all rights of the Holders of the Preferred Securities so exchanged will cease, except for the right of such Holders to receive Debentures.

                 (e) Each Holder, by becoming a party to this Agreement pursuant to Section 10.11 of this Agreement, will be deemed to have agreed to be bound by these exchange provisions in regard to the exchange of Preferred Securities for Debentures pursuant to the terms described above.

                 (f) Nothing in this Section 4.04 shall limit the requirement of the Trust to withhold taxes pursuant to the terms of the Preferred Securities or as set forth in this Agreement or otherwise require the Property Trustee or the Trust to pay any amounts on account of such withholdings.

                 SECTION 4.05. Subordination of Common Securities. (a) Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Preferred Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or Redemption Price of, Preferred Securities then due and payable.

                 (b) In the case of the occurrence of any Debenture Event of Default, the Holder of Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Event of Default under this Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not the Holder of the Common Securities, and only the Holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

                 SECTION 4.06. Payment Procedures. Payments in respect of the Preferred Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Preferred Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, in accordance with the Certificate Depositary Agreement on the applicable Distribution Dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of the Common Securities.

                 SECTION 4.07. Tax Returns and Reports. The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States Federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustee shall (a) prepare and file (or cause to be prepared or filed) the appropriate

         Internal Revenue Service form required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the appropriate Internal Revenue Service form required to be furnished to such Securityholder or the information required to be provided on such form. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns, reports and schedules promptly after such filing or furnishing. The Trustees shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

                 SECTION 4.08. Payment of Taxes, Duties, Etc. of the Trust. Upon receipt under the Debentures of Additional Sums (as defined in the Indenture), the Property Trustee shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority.

                 SECTION 4.09. Payments under Indenture. Any amount payable hereunder to any Holder of Preferred Securities (and any Owner with respect thereto) shall be reduced by the amount of any corresponding payment such Holder (and Owner) has directly received pursuant to
         Section 5.08 of the Indenture in accordance with the terms of
         Section 5.14.

                                   ARTICLE 5
                         TRUST SECURITIES CERTIFICATES

                 SECTION 5.01. Initial Ownership. Upon the formation of the Trust and the contribution by the Depositor pursuant to Section 2.03 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.

                 SECTION 5.02. The Trust Securities Certificates. The Preferred Securities Certificates shall be issued in minimum denominations of $50 Liquidation Amount and integral multiples of $50 in excess thereof, and the Common Securities Certificates shall be issued in denominations of $50 Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by manual or facsimile signature of at least one Administrative Trustee. Trust Securities Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such

         Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Section 5.04.

                 SECTION 5.03. Delivery of Trust Securities Certificates. On the Closing Date, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.04 and 2.05, to be executed on behalf of the Trust and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, any senior vice president or any vice president, treasurer or assistant treasurer or controller without further corporate action by the Depositor, in authorized denominations.

                 SECTION 5.04. Registration of Transfer and Exchange of Preferred Securities Certificates. The Securities Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.08, a Securities Register in which, subject to such reasonable regulations as it may prescribe, the Securities Registrar shall provide for the registration of Preferred Securities Certificates and Common Securities Certificates (subject to Section
         5.10 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Preferred Securities Certificates as herein provided. The Bank shall be the initial Securities Registrar.

                 Upon surrender for registration of transfer of any Preferred Securities Certificate at the office or agency maintained pursuant to
         Section 5.08, the Administrative Trustees or any one of them shall execute and deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrative Trustee or Trustees. The Securities Registrar shall not be required to register the transfer of any Preferred Securities that have been called for redemption. At the option of a Holder, Preferred Securities Certificates may be exchanged for other Preferred Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Preferred Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.08.

                 Every Preferred Securities Certificate presented or surrendered for registration of transfer or exchanged shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Preferred Securities Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Securities Registrar in accordance with its customary practice.

                 No service charge shall be made for any registration of transfer or exchange of Preferred Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities Certificates.

                 SECTION 5.05. Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates. If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicative Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

                 SECTION 5.06. Persons Deemed Securityholders. The Property Trustee and the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and neither the Property Trustee nor the Securities Registrar shall be bound by any notice to the contrary.

                 SECTION 5.07. Access to List of Securityholders' Name and Addresses. The Administrative Trustees or the Depositor shall furnish or cause to be furnished (a) to the Property Trustee, semi-annually on or before January 15 and July 15 in each year, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Securityholders as of the most recent Record Date and
         (b) to the Property Trustee, promptly after receipt by the Depositor of a request therefor from the Property Trustee in order to enable the Property Trustee to discharge its obligations under this Trust Agreement, in each case to the extent such information is in the possession or control of the Administrative Trustees or the Depositor and is not identical to a previously supplied list or has not otherwise been received by the Property Trustee in its capacity as Securities Registrar. The rights of Securityholders to communicate with other Securityholders with respect to their rights under this Trust Agreement or under the Trust Securities, and the corresponding rights of the Trustee shall be as provided in the Trust Indenture Act. Each Holder, by receiving and holding a Trust Securities Certificate, and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

                 SECTION 5.08.  Maintenance of Office or Agency.  The
         Securities Registrar shall maintain in The City of New York, an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for registration of transfer, exchange or conversion and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Securities Registrar initially designates First Chicago Trust Company of New York, 14 Wall Street, 8th Floor, Window 2, New York, York 10005, as its principal corporate trust office for such purposes. The Securities Registrar shall give prompt written notice to the Depositor and to the Securityholders of any change in the location of the Securities Register or any such office or agency.

                 SECTION 5.09. Appointment of Paying Agent. The Paying Agent shall make distributions to Securityholders from the Payment Account and shall report the amounts of such distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent if such Trustees determine in their sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Paying Agent shall initially be the Bank, and any co-paying agent chosen by the Bank, and acceptable to the Administrative Trustees and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees, the Property Trustee and the Depositor. In the event that the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor that is acceptable to the Property Trustee and the Depositor to act as Paying Agent (which shall be a bank or trust company). Each successor Paying Agent or any additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to each Securityholder. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the

         Property Trustee. The provisions of Sections 8.01, 8.03 and 8.06 shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

                 SECTION 5.10.  Ownership of Common Securities by Depositor.
         On the Closing Date and on each other date provided for in Section 2.05, the Depositor shall acquire and retain beneficial and record ownership of the Common Securities. To the fullest extent permitted by law, any attempted transfer of the Common Securities shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE".

                 SECTION 5.11. Book Entry Preferred Securities Certificates; Common Securities Certificate. (a) The Preferred Securities Certificates, upon original issuance, will be issued in the form of a typewritten Preferred Securities Certificate or Certificates representing Book-Entry Preferred Securities Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust. Such Preferred Securities Certificate or Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no beneficial owner will receive a Definitive Preferred Securities Certificate representing such beneficial owner's interest in such Preferred Securities, except as provided in Section 5.13. Unless and until Definitive Preferred Securities Certificates have been issued to beneficial owners pursuant to Section 5.13:

                          (i) the provisions of this Section 5.11(a) shall be
                 in full force and effect;

                          (ii) the Securities Registrar and the Trustees shall
                 be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Preferred Securities Certificates (including the payment of principal of and interest on the Book-Entry Preferred Securities and the giving of instructions or directions to Owners of Book-Entry Preferred Securities) as the sole Holder of Book-Entry Preferred Securities and shall have no obligations to the Owners thereof;

                          (iii) to the extent that the provisions of this
                 Section 5.11 conflict with any other provisions of this Trust Agreement, the provisions of this Section 5.11 shall control; and

                          (iv) the rights of the Owners of the Book-Entry
                 Preferred Securities Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Preferred Securities Certificates are issued pursuant to Section 5.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Preferred Securities to such Clearing Agency Participants.

                 (b) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

                 SECTION 5.12. Notices to Clearing Agency. To the extent that a notice or other communication to the Owners is required under this Trust Agreement, unless and until Definitive Preferred Securities Certificates shall have been issued to Owners pursuant to Section 5.13, the Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

                 SECTION 5.13. Definitive Preferred Securities Certificates. If (a) the Depositor advises the Trustees in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Preferred Securities Certificates, and the Depositor is unable to locate a qualified successor, (b) the Depositor at its option advises the Trustees in writing that it elects to terminate the book-entry system through the Clearing Agency, or (c) after the occurrence of a Debenture Event of Default, Owners of Preferred Securities Certificates representing beneficial interests aggregating at least a majority of the Liquidation Amount advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Owners of Preferred Securities Certificates, then the Clearing Agency shall notify all Owners of Preferred Securities Certificates and the Trustees of the occurrence of any such event and of the availability of the Definitive Preferred Securities Certificates to Owners of such class or classes, as applicable, requesting the same. Upon surrender to the Administrative Trustees of the typewritten Preferred Securities Certificate or Certificates representing the Book Entry Preferred Securities Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Preferred Securities Certificates in accordance with the instructions of the Clearing Agency. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Preferred Securities Certificates, the Trustees shall recognize the Holder of the Definitive Preferred Securities Certificates as Securityholders. The Definitive Preferred Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

                 SECTION 5.14. Rights of Securityholders. (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.09, and the Securityholders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

                 (b) For so long as any Preferred Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Preferred Securities then Outstanding shall have such right by a notice in writing to the Depositor and the Debenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Debentures shall become immediately due and payable, provided that the payment of principal and interest on such Debentures shall remain subordinated to the extent provided in the Indenture.

                 At any time after such a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as in the Indenture provided, the Holders of a majority in Liquidation Amount of the Preferred Securities, by written notice to the Property Trustee, the Depositor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:

                        (i) the Depositor has paid or deposited with the
                 Debenture Trustee a sum sufficient to pay

                             (A) all overdue installments of interest
                        (including any Additional Interest (as defined in the Indenture) on all of the Debentures.

                             (B) the principal of (and premium, if any, on) any
                        Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures, and

                             (C) all sums paid or advanced by the Debenture
                        Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel; and

                        (ii) all Events of Default with respect to the
                 Debentures, other than the non-payment of the principal of the Debentures which has become due solely by such acceleration, have been cured or waived as provided in Section 5.13 of the Indenture.

                 The Holders of a majority in Liquidation Amount of the Preferred Securities may, on behalf of the Holders of all the Preferred Securities, waive any past default under the Indenture, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

                 Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of the Preferred Securities all or part of which is represented by Book-Entry Preferred Securities Certificates, a record date shall be established for determining Holders of Outstanding Preferred Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.14(b).

                 (c) For so long as any Preferred Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Debenture Event of Default specified in Section 5.01 or 5.02 of the Indenture, any Holder of Preferred Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to Section 5.08 of the Indenture, for enforcement of payment to such Holder of the principal amount of or interest on Debentures having a principal amount equal to the Liquidation Amount of the Preferred Securities of such Holder (a "Direct Action"). In connection with any such Direct Action, the rights of the Holders of the Common Securities will be subrogated to the rights of any Holder of the Preferred Securities to the extent of any payment made by the Depositor to such Holder of Preferred Securities as a result of such Direct Action. Except as set forth in Section 5.14(b) and (c), the Holders of Preferred Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Debentures.


                                   ARTICLE 6
                    ACT OF SECURITYHOLDERS; MEETINGS; VOTING

                 SECTION 6.01. Limitations on Voting Rights. (a) Except as provided in this Section, in Sections 8.10 and 10.02 and in the Indenture and as otherwise required by law, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

                 (b) So long as any Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default which is waiveable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holder of at least a majority in Liquidation Amount of all Outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Preferred Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Preferred Securities, except by a subsequent vote of the Preferred Securities. The Property Trustee shall notify all Holders of the Preferred Securities of any notice of default received from the Debenture Trustee with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation or partnership for United States Federal income tax purposes on account of such action.

                 (c) If any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Preferred Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a majority in Liquidation Amount of the Outstanding Preferred Securities.

                 SECTION 6.02. Notice of Meetings. Notice of all meetings of the Holders of the Preferred Securities, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.08 to each Preferred Securityholder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

                 SECTION 6.03. Meetings of Preferred Securityholders. No annual meeting of Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Securityholders to vote on any matter upon the written request of the Preferred Securityholders of record of 25% of the Preferred Securities (based upon their Liquidation Amount) and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of the

         Holders of Preferred Securities to vote on any matters as to which such Holders are entitled to vote.

                 Holders of record of 50% of the Preferred Securities (based upon their Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Securityholders.

                 If a quorum is present at a meeting, an affirmative vote by the Holders of record of Preferred Securities present, in person or by proxy, holding more than a majority of the Preferred Securities (based upon their Liquidation Amount) held by Holders of record of Preferred Securities present, either in person or by proxy, at such meeting shall constitute the action of the Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.

                 SECTION 6.04. Voting Rights. Securityholders shall be entitled to one vote for each $50 of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.

                 SECTION 6.05. Proxies, Etc. At any meeting of Securityholders, any Securityholders entitled to vote there at may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property
         Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

                 SECTION 6.06. Securityholder Action by Written Consent. Any action which may be taken by Securityholders at a meeting may be taken without a meeting if Securityholders holding more than a majority of all Outstanding Trust Securities (based upon their Liquidation Amount) entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing.

                 SECTION 6.07. Record Date for Voting and Other Purposes. For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any Distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Property
         Trustee may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of Distributions or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

                 SECTION 6.08. Acts of Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders or Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders or Owners in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidence thereby) are herein sometimes referred to as the "Act" of the Securityholders or Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.01) conclusive in favor of the Trustees, if made in the manner provided in this Section.

                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknow-ledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.
         The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

                 The ownership of Preferred Securities shall be proved by the Securities Register.

                 Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

                 Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

                 If any dispute shall arise between the Securityholders and the Administrative Trustees or among such Securityholders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

                 A Securityholder may institute a legal proceeding directly against the Depositor under the Guarantee to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee (as defined in the Guarantee), the Trust or any person or entity.

                 SECTION 6.09. Inspection of Records. Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.

                                   ARTICLE 7
                         REPRESENTATIONS AND WARRANTIES

                 SECTION 7.01. Representations and Warranties of the Bank, the Property Trustee and the Delaware Trustee. The Bank, the Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Securityholders that:

                 (a) the Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States;

                 (b) the Delaware Trustee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                 (c) each of the Bank and the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

                 (d) this Trust Agreement has been duly authorized, executed and delivered by each of the Bank and the Delaware Trustee and constitutes the valid and legally binding agreement of the Bank and the Delaware Trustee enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                 (e) the execution, delivery and performance by each of the Bank and the Delaware Trustee of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Bank, the Property Trustee and the Delaware Trustee and does not require any approval of stockholders of the Bank or the Delaware Trustee and such execution, delivery and performance will not (i) violate either of the Bank's or the Delaware Trustee's charter or by-laws, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provision of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee, the Bank or the Delaware Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking, corporate, or trust powers of the Bank, the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee, the Bank or the Delaware Trustee;

                 (f) neither the authorization, execution or delivery by the Bank or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Bank, the Property Trustee or the Delaware Trustee (as appropriate in context) contemplated herein or therein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing Federal law governing the banking, corporate or trust powers of the Bank, the Property Trustee or the Delaware Trustee, as the case may be, under the laws of the United States or the State of Delaware;

                 (g) there are no proceedings pending or, to the best of each of the Bank's, the Property Trustee's and the Delaware Trustee's knowledge, threatened against or affecting the Bank, the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Bank, the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Trustees under this Trust Agreement.

                 SECTION 7.02. Representations and Warranties of Depositor. The Depositor hereby represents and warrants for the benefit of the Securityholders that:

                 (a) the Trust Securities Certificates issued on the Closing Date on behalf of the Trust have been duly authorized and will have been, duly and validly executed, issued and delivered by the Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Securityholders will be, as of such date, entitled to the benefits of this Trust Agreement; and

                 (b) there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Bank, the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement.

                                   ARTICLE 8
                                  THE TRUSTEES

                 SECTION 8.01. Certain Duties and Responsibilities. (a) The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section. Nothing in this Trust Agreement shall be construed to release the Administrative Trustees from liability for their own grossly negligent action, their own grossly negligent failure to act, or their own willful misconduct. To the extent that, at law or in equity, an Administrative Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Securityholders, such Administrative Trustee shall not be liable to the Trust or to any Securityholder for such Administrative Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Administrative Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Securityholders to replace such other duties and liabilities of the Administrative Trustees.

                 (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect or any Trust Security. This Section 8.01(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

                 (c) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                          (i) the Property Trustee shall not be liable for any
                 error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

                          (ii) the Property Trustee shall not be liable with
                 respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

                          (iii) the Property Trustee's sole duty with respect
                 to the custody, safekeeping and physical preservation of the Debentures and the Payment Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

                          (iv) The Property Trustee shall not be liable for any
                 interest on any money received by it except as it may otherwise agree with the

                 Depositor and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.01 and except to the extent otherwise required by law; and

                          (v) the Property Trustee shall not be responsible for
                 monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of the Administrative Trustees or the Depositor.

                 SECTION 8.02. Notice of Defaults. Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.08, notice of such Event of Default to the Securityholders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived.

                 Within five Business Days after the receipt of notice of the Depositor's exercise of its right to extend the interest payment period for the Debentures pursuant to the Indenture, the Property Trustee shall transmit, in the manner and to the extent provided in
         Section 10.08, notice of such exercise to the Securityholders, unless such exercise shall have been revoked.

                 SECTION 8.03. Certain Rights of Property Trustee. Subject to the provisions of Section 8.01:

                 (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) if, (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action or (ii) in construing any of the provisions in this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Holders of Preferred Securities are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

                 (c) any direction or act of the Depositor or the Administrative Trustees contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

                 (d) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees;

                 (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

                 (f) the Property Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice, such counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

                 (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                 (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolutions, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by Holders of record of 25% or more of the Preferred Securities (based upon their Liquidation Amount), but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

                 (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys or an Affiliate, provided that the Property Trustee shall be responsible for its own negligence or recklessness with respect to selection of any agent or attorney appointed by it hereunder;

                 (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request instructions from the Holders of the Trust Securities which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and
         (iii) shall be protected in acting in accordance with such instructions; and

                 (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement.

                 No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

                 SECTION 8.04. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

                 SECTION 8.05. May Hold Securities. Except as provided in the definition of the term "Outstanding" in Article I, any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Section 8.08 and 8.13, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

                 SECTION 8.06. Compensation; Indemnity; Fees. The Depositor agrees:

                 (a) to pay the Trustees from time to time reasonable compensation for all services rendered by them hereunder (which compensation shall be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

                 (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Trustee, (ii) any Affiliate of any Trustee, (iii) any officer, director, shareholder, employee, representative or agent of any Trustee, and (iv) any employee or agent of the Trust or its Affiliates, (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions; and

                 (d) to the fullest extent permitted by applicable law, to advance expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Depositor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

                The provisions of this Section 8.06 shall survive the termination of this Trust Agreement.

                 No Trustee may claim any lien or charge on any Trust Property as a result of any amount due pursuant to this Section 8.06.

                 The Depositor and any Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. Neither the Depositor, nor any Trustee, shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and the Depositor or any Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Trustee may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

                 SECTION 8.07. Corporate Property Trustee Required; Eligibility of Trustees. (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                 (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

                 (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be
         (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

                 SECTION 8.08. Conflicting Interests. If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

                 SECTION 8.09. Co-trustees and Separate Trustee. Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrative Trustees, by agreed action of the majority of such Trustees, shall have power to appoint, and upon the written request of the Administrative Trustees, the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a





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
         resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

                 Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

                 Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

                 (a) The Trust Securities shall be executed and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder, shall be exercised, solely by such Trustees and not by such co-trustee or separate trustee.

                 (b) The rights, powers, duties and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate, trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

                 (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Event of Default under the Indenture has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

                 (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

                 (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

                 (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

                 SECTION 8.10. Resignation and Removal; Appointment of Successor. No resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.

                 Any Trustee may resign at any time with respect to the Trust Securities by giving written notice thereof to the Securityholders and the Depositor. If the instrument of acceptance by the successor Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Trust, any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to Trust Securities.

                 Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by Act of the Common Securityholder. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of a majority in Liquidation Amount of the Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). An Administrative Trustee may be removed by the Holder of the Common Securities at any time.

                 If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Common Securityholder, by Act of the Common Securityholder delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees with respect to the Trust Securities and the Trust, and the retiring Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default is continuing, the Holders of Preferred

         Securities, by Act of the Securityholders of a majority in Liquidation Amount of the Preferred Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees with respect to the Trust Securities and the Trust, and such successor Trustee shall comply with the applicable requirements of Section 8.11. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when a Debenture Event of Default shall have occurred and be continuing, the Holder of the Common Securities shall appoint a successor Administrative Trustee or Administrative Trustees. If no successor Relevant Trustee with respect to the Trust Securities shall have been so appointed by the Holders of the Common Securities or the Preferred Securities and accepted appointment in the manner required by Section 8.11, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

                 The Property Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Securityholders in the manner provided in Section 10.08 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

                 Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of remaining Administrative Trustees if there are at least two of them of (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees or the Delaware Trustee, as the case may be, set forth in Section 8.07).

                 SECTION 8.11. Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee, such successor Trustee so appointed shall execute, acknowledge and deliver to the Trust and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Depositor or the successor Trustee such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and if the Property Trustee is the resigning Trustee shall duly assign, transfer and deliver to the





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
         successor Trustee all property and money held by such retiring Property Trustee hereunder.

                 In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee and each successor Relevant Trustee shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trust all the rights, powers, trusts and duties of the retiring Relevant Trustee and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder.

                 Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

                 No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

                 SECTION 8.12.  Merger, Conversion, Consolidation or
         Succession to Business. Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such





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
         corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                 SECTION 8.13. Property Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Trust or any other obligor upon the Trust Securities or the property of the Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Property Trustee shall have made any demand on the Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

                         (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities (or, if the Trust Securities are original issue discount Securities, such portion of the liquidation amount as may be specified in the terms of such Trust Securities) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                         (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

         and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee for distribution and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

                 Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

                 SECTION 8.14. Reports by Property Trustee. (a) Within 60 days after December 31 of each year commencing with December 31, 1996 the Property Trustee shall transmit to all Securityholders in accordance with Section 10.08, and to the Depositor, a brief report dated as of such December 31 with respect to:

                          (i) its eligibility under Section 8.07 or, in lieu
                 thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect;

                          (ii) a statement that the Property Trustee has
                 complied with all of its obligations under this Trust Agreement during the twelve-month period (or, in the case of the initial report, the period since the Closing Date) ending with such December 31 or, if the Property Trustee has not complied in any material respect with such obligations, a description of such noncompliance; and

                          (iii) any change in the property and funds in its
                 possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

                 (b) In addition, the Property Trustee shall transmit to Securityholders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

                 (c) A copy of such report shall, at the time of such transmissions to Holders, be filed by the Property Trustee with each national securities exchange or self-regulatory organization upon which the Trust Securities are listed, with the Commission and with the Depositor.

                 SECTION 8.15.  Reports to the Property Trustee.  The
         Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

                 SECTION 8.16. Evidence of Compliance with Conditions Precedent. Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

                 SECTION 8.17. Number of Trustees. (a) The number of Trustees shall be four, provided that the Holder of all of the Common Securities by written instrument may increase or decrease the number of Administrative Trustees. The Property Trustee and the Delaware Trustee may be the same Person.

                 (b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 8.17(a), or if the number of Trustees is increased pursuant to Section 8.17(a), a vacancy shall occur.

                 (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with
         Section 8.10, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

                 SECTION 8.18. Delegation of Power. (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in
         Section 2.07(a), including any registration statement or amendment thereof filed with the Commission, or making any other governmental filing.

                 (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

                                   ARTICLE 9
                      TERMINATION, LIQUIDATION AND MERGER

                 SECTION 9.01. Termination upon Expiration Date. Unless earlier terminated, the Trust shall automatically terminate on ______________ ___, ____ (the "Expiration Date"), following the distribution of the Trust Property in accordance with Section 9.04.

                 SECTION 9.02. Early Termination. The first to occur of any of the following events is an "Early Termination Event":

                 (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor;

                 (b) the occurrence of a Special Event except in the case of a Tax Event following which the Depositor has elected to pay any Additional Sums (in accordance with Section 4.04) such that the net amount received by Holders of Preferred Securities in respect of Distributions are not reduced as a result of such Tax Event and the Depositor has not revoked any such election or failed to make such payments;

                 (c) the redemption of all of the Preferred Securities;

                 (d) an order for dissolution of the Trust shall have been entered by a court of competent jurisdiction; and

                 (e) receipt by the Property Trustee of written notice from the Depositor of its intention to terminate the trust.

                 SECTION 9.03. Termination. The respective obligations and responsibilities of the Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to

         Section 9.04, or upon the redemption of all of the Trust Securities pursuant to Section 4.02, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders.

                 SECTION 9.04. Liquidation. (a) If an Early Termination Event specified in clause (a), (b), (d) or (e) of Section 9.02 occurs or upon the Expiration Date, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of Debentures, subject to Section 9.04(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

                          (i) state the Liquidation Date;

                          (ii) state that from and after the Liquidation Date,
                 the Trust Securities will no longer be deemed to be outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

                          (iii) provide such information with respect to the
                 mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if Section 9.04(d) applies receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.

                 (b) Except where Section 9.02(c) or 9.04(d) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

                 (c) Except where Section 9.02(c) or 9.04(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such certificates to the Securities Registrar or its agent for exchange, (iii) the

         Depositor shall use its reasonable efforts to have the Debentures listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed, (iv) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments or interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures), and (v) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Debentures upon surrender of Trust Securities Certificates.

                 (d) In the event that, notwithstanding the other provisions of this Section 9.04, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practicable, the Trust Property shall be liquidated, and the Trust shall be dissolved, wound-up or terminated, by the Property Trustee in such manner as the Property Trustee determines.
         In such event, on the date of the dissolution, winding up or other termination of the Trust, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, winding-up or termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Preferred Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

                 SECTION 9.05. Mergers, Consolidations, Amalgamations or Replacements of the Trust. The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except pursuant to this Section 9.05. At the request of the Depositor, with the consent of the Administrative Trustees and without the consent of the Property Trustee, the Delaware Trustee or the Holders of the Preferred Securities, the Trust may merge with or into, consolidate, amalgamate, or be replaced by a trust organized as such under the laws of any State; provided, that (i) such successor entity either

         (a) expressly assumes all of the obligations of the Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to Distributions and payments upon liquidation, redemption and otherwise, (ii) the Depositor expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Trust,
         (vii) prior to such merger, consolidation, amalgamation or replacement, the Depositor has received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) the Depositor owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of Holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

                 SECTION 10.01. Limitation of Rights of Securityholders. The death or incapacity of any person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of such person or any Securityholder for such person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding-up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                 SECTION 10.02. Amendment. (a) This Trust Agreement may be amended from time to time by the Trustees and the Depositor, without the consent of any Securityholders, (i) to cure any ambiguity, correct or supplement any provision herein or therein which may be inconsistent with any other provision herein or therein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the 1940 Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any Securityholder, and any amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders.

                 (b) Except as provided in Section 10.02(c) hereof, any provision of this Trust Agreement may be amended by the Trustees and the Depositor with (i) the consent of Holders representing not less than a majority (based upon Liquidation Amounts) of the Trust Securities then Outstanding and (ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trustee's status as a grantor trust for United States Federal income tax purposes or the Trust's exemption from status of an "investment company" under the 1940 Act.

                 (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Section
         6.03 or 6.06 hereof), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date; notwithstanding any other provision herein without the unanimous consent of the Securityholders (such consent being obtained in accordance with Section 6.03 or 6.06 hereof), this paragraph (c) of this Section 10.02 may not be amended.

                 (d) Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for the exemption from status of an "investment company" under the 1940 Act.

                 (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor.

                 (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

                 (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement which affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

                 SECTION 10.03. Separability. In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 SECTION 10.04. GOVERNING LAW. THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE SECURITYHOLDERS, THE TRUST AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

                 SECTION 10.05. Payments Due on Non-Business Day. If the date fixed for any payment on any Trust Security shall be a day which is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day which is a Business Day (except as otherwise provided in Section

         4.01(a)), with the same force and effect as though made on the date fixed for such payment, and no interest shall accrue thereon for the period after such date.

                 SECTION 10.06. Successors. This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or the Relevant Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Article Eight of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

                 SECTION 10.07. Headings. The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

                 SECTION 10.08. Reports, Notices and Demands. Any report, notice, demand or other communications which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of Preferred Securities, to such Holder as such Holder's name and address may appear on the Securities Register; and (b) in the case of the Holder of the Common Securities, to Texas Instruments Incorporated 13500 North Central Expressway, P.O. Box 655474, Dallas, Texas 75265-5474, Attention: Secretary, facsimile no.: (214) 995-3511. Any notice to Preferred Securityholders shall also be given to such owners as have, within two years preceding the giving of such notice, filed their names and addresses with the Property Trustee for that purpose. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

                 Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee, the Delaware Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Trust) as follows:
         (a) with respect to the Property Trustee to The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Corporate Trust Services Division, (b) with respect to the Delaware Trustee, to c/o FCC National Bank, 300 King Street, Wilmington, Delaware 19801, with a copy of any such notice to the Property Trustee at its address above, and (c) with respect to the Administrative Trustees, to them at the address for notices to the Depositor, marked "Attention: Secretary". Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.

                 SECTION 10.09. Agreement Not to Petition. Each of the Trustees and the Depositor agrees for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, it shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this
         Section 10.09, the Property Trustee agrees, for the benefit of Securityholders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel
         for the Trustee or the Trust may assert.   The provisions of this
         Section 10.09 shall survive the termination of this Trust Agreement.

                 SECTION 10.10. Trust Indenture Act; Conflict with Trust Indenture Act. (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

                 (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

                 (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or to be excluded, as the case may be.

                 (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

                 SECTION 10.11. ACCEPTANCE OF TERMS OF TRUST AGREEMENT, GUARANTEE AND INDENTURE. THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE

         SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                        TEXAS INSTRUMENTS INCORPORATED
                                        as Depositor


                                        By:
                                           -----------------------------------
                                                Name:
                                                Title:


                                        The FIRST NATIONAL BANK OF CHICAGO,
                                        as Property Trustee


                                        By:
                                           -----------------------------------
                                                Name:
                                                Title:


                                        FIRST CHICAGO DELAWARE INC.,
                                        as Delaware Trustee


                                        By:
                                           -----------------------------------
                                                Name:
                                                Title:


                                        --------------------------------------
                                        JOHN W. PETTIJOHN,
                                        as Administrative Trustee



                                        --------------------------------------
                                        DAVID B. WILLIS,
                                        as Administrative Trustee

                                                                       EXHIBIT A


                              CERTIFICATE OF TRUST
                                       OF
                       TEXAS INSTRUMENTS FINANCIAL TRUST

         THIS CERTIFICATE OF TRUST OF Texas Instruments Financial Trust (the "Trust"), dated as of June 28, 1996, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.).

         1. Name. The name of the business trust being formed hereby is Texas Instruments Financial Trust.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is First Chicago Delaware Inc., 300 King Street, Wilmington, DE 19801.

         3. Effective Date. This Certificate of Trust shall be effective as of its filing.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, have executed this Certificate of Trust as of the date first above written.
                                           /s/ JOHN W. PETTIJOHN
                                           --------------------------------
                                           John W. Pettijohn,
                                           as Administrative Trustee

                                           /s/ DAVID B. WILLIS
                                           ---------------------------------
                                           David B. Willis,
                                           as Administrative Trustee

                                           First Chicago Delaware Inc.,
                                             as Delaware Trustee

                                           By: /s/ STEVEN M. WAGNER
                                              --------------------------------
                                                   Name: Steven M. Wagner
                                                   Title: Vice President

                                           The First National Bank of Chicago,
                                             as Property Trustee

                                           By: /s/ L. DILLARD
                                              --------------------------------
                                                   Name: L. Dillard
                                                   Title: Vice President

                                                                       EXHIBIT B

                                                              _________ __, ____


The Depository Trust Company
55 Water Street, 49th Floor
New York, New York 10041-0099

Attention:
           ----------------------------------
                  General Counsel's Office

RE:      TEXAS INSTRUMENTS FINANCIAL TRUST ____%
         CONVERTIBLE QUARTERLY INCOME PREFERRED SECURITIES


         Ladies and Gentlemen:The purpose of this letter is to set forth certain matters relating to the issuance and deposit with The Depository Trust Company ("DTC") of the ___% Convertible Quarterly Income Preferred Securities, Series A (the "Preferred Securities") of Texas Instruments Financial Trust, a Delaware business trust (the "Issuer"), formed pursuant to a Trust Agreement between Texas Instruments Incorporated (the "Depositor") and the trustees named therein. The payment of distributions on the Preferred Securities to the extent the Issuer has funds available for the payment thereof, and payments due upon liquidation of the Issuer or redemption of the Preferred Securities are guaranteed by the Depositor to the extent set forth in a Guarantee Agreement dated _________ __, 1996 between the Depositor and The First National Bank of Chicago, as guarantee trustee, with respect to the Preferred Securities. The Depositor and the Issuer propose to sell the Preferred Securities to certain Underwriters (the "Underwriters") pursuant to an Underwriting Agreement dated _________ __, 1996 by and among the Underwriters, the Issuer and the Depositor, and the Underwriters wish to take delivery of the Preferred Securities through DTC. The First National Bank of Chicago is acting as transfer agent and registrar with respect to the Preferred Securities (the "Transfer Agent and Registrar").

         To induce DTC to accept the Preferred Securities as eligible for deposit at DTC, and to act in accordance with DTC's rules with respect to the Preferred Securities, the Issuer, the Transfer Agent and Registrar and DTC agree among each other as follows:

    1. Prior to the closing of the sale of the Preferred Securities to the Underwriters, which is expected to occur on or about _________ __, 1996, there shall be deposited with DTC one or more global certificates (individually and collectively, the "Global Certificate") registered in the name of DTC's Preferred Securities nominee, Cede & Co., representing an aggregate of _________ Preferred Securities and bearing the following legend:

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

    2. The Amended and Restated Trust Agreement of the Issuer provides for the voting by holders of the Preferred Securities under certain limited circumstances. The Issuer shall establish a record date for such purposes and shall, to the extent possible, give DTC notice of such record date not less than 15 calendar days in advance of such record date.

    3. In the event of a stock split, conversion, recapitalization, reorganization or any other similar transaction resulting in the cancellation of all or any part of the Preferred Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice of such event at least 5 business days prior to the effective date of such event.

    4. In the event of distribution on, or an offering or issuance of rights with respect to, the Preferred Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice specifying: (i) the amount of and conditions, if any, applicable to the payment of any such distribution or any such offering or issuance of rights; (ii) any applicable expiration or deadline date, or any date by which any action on the part of the holders of Preferred Securities is required; and (iii) the date any required notice is to be mailed by or on behalf of the Issuer to holders of Preferred Securities or published by or on behalf of the Issuer (whether by mail or publication, the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before the Publication Date. The Issuer or the Transfer Agent and Registrar will forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission of multiple CUSIP numbers (if applicable) that includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 calendar days nor more than 60 calendar days prior to the payment of any such distribution or any such offering or issuance of rights with respect to the Preferred Securities. After establishing the amount of payment to be made on the Preferred Securities, the Issuer or the Transfer Agent and Registrar will notify DTC's Dividend Department of such payment 5 business days prior to payment date. Notices to DTC's Dividend Department by telecopy shall be sent to (212) 709-1723. Such notices by mail or by any other means shall be sent to:

                 Manager, Announcements
                 Dividend Department
                 The Depository Trust Company
                 7 Hanover Square, 23rd Floor
                 New York, New York 10004-2695

    The Issuer or the Transfer Agent and Registrar shall confirm DTC's receipt of such telecopy by telephoning the Dividend Department at (212) 709-1270.

    5. In the event of a redemption by the Issuer of the Preferred Securities, notice specifying the terms of the redemption and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC not less than 30 calendar days prior to such event by a secure means in the manner set forth in paragraph 4. Such redemption notice shall be sent to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190, and receipt of such notice shall be confirmed by telephoning (516) 227-4070. Notice by mail or by any other means shall be sent to:

                 Call Notification Department
                 The Depository Trust Company
                 711 Stewart Avenue
                 Garden City, New York 11530-4719


    6. In the event of any invitation to tender the Preferred Securities, notice specifying the terms of the tender and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC by a secure means and in a timely manner as described in paragraph 4. Notices to DTC pursuant to this paragraph and notices of other corporate actions (including mandatory tenders, exchanges and capital changes), shall be sent, unless notification to another department is expressly provided for herein, by telecopy to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094 and receipt of such notice shall be confirmed by telephoning (212) 709-6884, or by mail or any other means to:

                 Manager, Reorganization Department
                 Reorganization Window
                 The Depository Trust Company
                 7 Hanover Square, 23rd Floor
                 New York, New York 10004-2695


    7. All notices and payment advices sent to DTC shall contain the CUSIP number or numbers of the Preferred Securities and the accompanying designation of the Preferred Securities, which, as of the date of this letter, is "Texas Instruments Financial Trust ___% Convertible Quarterly Income Preferred Securities".

    8. Distribution payments or other cash payments with respect to the Preferred Securities evidenced by the Global Certificate shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same day funds on each payment date (or in accordance with existing arrangements between the Issuer or the Transfer Agent and Registrar and DTC). Such payments shall be made payable to the order of Cede & Co., and shall be addressed as follows:

                 NDFS Redemption Department
                 The Depository Trust Company
                 7 Hanover Square, 23rd Floor
                 New York, New York 10004-2695


     9. DTC may by prior written notice direct the Issuer and the Transfer Agent and Registrar to use any other telecopy number or address of DTC as the number or address to which notices or payments may be sent.

    10. In the event of a conversion, redemption, or any other similar transaction (e.g., tender made and accepted in response to the Issuer's or the Transfer Agent and Registrar's invitation) necessitating a reduction in the aggregate number of Preferred Securities outstanding evidenced by the Global Certificate, DTC, in its discretion: (a) may request the Issuer or the Transfer Agent and Registrar to issue and countersign a new Global Certificate; or (b) may make an appropriate notation on the Global Certificate indicating the date and amount of such reduction.

    11. DTC may discontinue its services as a securities depositary with respect to the Preferred Securities at any time by giving at least 90 days' prior written notice to the Issuer and the Transfer Agent and Registrar (at which time DTC will confirm with the Issuer or the Transfer Agent and Registrar the aggregate number of Preferred Securities deposited with it) and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Issuer may determine to make alternative arrangements for book-entry settlement for the Preferred Securities, make available one or more separate global certificates evidencing Preferred Securities to any Participant having Preferred Securities credited to its DTC account, or issue definitive Preferred Securities to the beneficial holders thereof, and in any such case, DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

    12. In the event that the Issuer determines that beneficial owners of Preferred Securities shall be able to obtain definitive Preferred Securities, the Issuer or the Transfer Agent and Registrar shall notify DTC of the availability of certificates. In such event, the Issuer or the Transfer Agent and Registrar shall issue, transfer and exchange certificates in appropriate amounts, as required by DTC and others, and DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar.

    13. This letter may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

    Nothing herein shall be deemed to require the Transfer Agent and Registrar to advance funds on behalf of Texas Instruments Financial Trust.

                                            Very truly yours,

                                            TEXAS INSTRUMENTS FINANCIAL TRUST
                                            (As Issuer)

                                            By:
                                               --------------------------------
                                                 Name:
                                                 As Administrative Trustee



                                            THE FIRST NATIONAL BANK OF CHICAGO,
                                            As Transfer Agent and Registrar
                                            By:
                                               --------------------------------
                                                 Name:
                                                 Title:

RECEIVED AND ACCEPTED

THE DEPOSITORY TRUST
COMPANY

By:
    --------------------------
     Name:
     Title:

                                                                       EXHIBIT C


                      THIS CERTIFICATE IS NOT TRANSFERABLE

Certificate Number                                   Number of Common Securities
     -------

                    Certificate Evidencing Common Securities

                                       of

                       Texas Instruments Financial Trust

                               Common Securities
                  (liquidation amount $50 per Common Security)



     Texas Instruments Financial Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Texas Instruments Incorporated (the "Holder") is the registered owner of ______________________ common securities of the Trust representing undivided beneficial interests in the assets of the Trust (the "Common Securities"). In accordance with Section 5.10 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of __________________ __, 1996, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of the Common Securities as set forth therein.
The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this ____ day of 1996.

                                              TEXAS INSTRUMENTS FINANCIAL TRUST

                                              By:
                                                 ------------------------------
                                                    Name:
                                                    As Administrative Trustee

                                                                       EXHIBIT D


                    AGREEMENT AS TO EXPENSES AND LIABILITIES



         AGREEMENT dated as of __________________ __, 1996, between Texas Instruments Incorporated, a Delaware corporation ("Texas Instruments"), and Texas Instruments Financial Trust, a Delaware business trust (the "Trust").

         WHEREAS, the Trust intends to issue its Common Securities (the "Common Securities") to and receive Debentures from Texas Instruments and to issue and sell _____% Convertible Quarterly Income Preferred Securities (the "Preferred Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust dated as of _______ __, 1996 as the same may be amended from time to time (the "Trust Agreement");

         WHEREAS, Texas Instruments will directly or indirectly own all of the Common Securities of Trust and will issue the Debentures;

         NOW, THEREFORE, in consideration of the purchase by each holder of the Preferred Securities, which purchase Texas Instruments hereby agrees shall benefit Texas Instruments and which purchase Texas Instruments acknowledges will be made in reliance upon the execution and delivery of this Agreement, Texas Instruments and the Trust hereby agree as follows:

                                   ARTICLE I


        Section 1.1 Guarantee by Texas Instruments. Subject to the terms and conditions hereof, Texas Instruments hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to holders of any Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

         Section 1.2 Term of Agreement. This Agreement shall terminate and be of no further force and effect upon the later of (a) the date on which full payment has been made of all amounts payable to all holders of all the Preferred Securities (whether upon redemption, liquidation, conversion, exchange or otherwise) and (b) the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Preferred Securities or any Beneficiary must restore payment of any sums paid under the Preferred Securities, under any Obligation, under the Guarantee Agreement dated the date hereof between Texas Instruments and The First National Bank of Chicago, as guarantee trustee, or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

         Section 1.3 Waiver of Notice. Texas Instruments hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and Texas Instruments hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         Section 1.4 No Impairment. The obligations, covenants, agreements and duties of Texas Instruments under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

         (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

         (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt or, of other similar proceedings affecting, the Trust or any of the assets of the Trust.

         There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, Texas Instruments with respect to the happening of any of the foregoing.

        Section 1.5.       Enforcement.  A Beneficiary may enforce
this Agreement directly against Texas Instruments and Texas Instruments waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against Texas Instruments.

                                   ARTICLE II

         Section 2.1. Binding Effect. All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of Texas Instruments and shall inure to the benefit of the Beneficiaries.

         Section 2.2. Amendment. So long as there remains any Beneficiary or any Preferred Securities of any series are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Preferred Securities.

         Section 2.3. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), telex or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex):

                   Texas Instruments Financial Trust
                   c/o Texas Instrument Incorporated
                   13500 North Central Expressway
                   P.O. Box 655474
                   Dallas, Texas 75265-5474
                   Facsimile No.:  (214) 995-3511
                   Attention: Secretary

                   Texas Instruments Incorporated
                   13500 North Central Expressway
                   P.O. Box 655474
                   Dallas, Texas 75265-5474
                   Facsimile No.:  (214) 995-3511
                   Attention: Secretary

         Section 2.4 This agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

         THIS AGREEMENT is executed as of the day and year first above written.

                                             TEXAS INSTRUMENTS INCORPORATED

                                             By:
                                                -------------------------------
                                                  Name:
                                                  Title:

                                             TEXAS INSTRUMENTS FINANCIAL TRUST

                                             By:
                                                -------------------------------
                                                  Name:
                                                  As Administrative Trustee

                                                                       EXHIBIT E



        IF THE PREFERRED SECURITY IS TO BE A GLOBAL CERTIFICATE, INSERT - This Preferred Security is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Preferred Security is exchangeable for Preferred Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Preferred Security (other than a transfer of this Preferred Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

        Unless this Preferred Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to Texas Instruments Financial Trust or its agent for registration of transfer, exchange or payment, and any Preferred Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

        Certificate Number                        Number of Preferred Securities

              __                                           CUSIP NO.


                  Certificate Evidencing Preferred Securities

                                       of

                       Texas Instruments Financial Trust

            ___% Convertible Quarterly Income Preferred Securities,
                                    Series A
                (liquidation amount $50 per Preferred Security)


         Texas Instruments Financial Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that

____________________ (the "Holder") is the registered owner of _______ preferred securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the Texas Instruments Financial Trust ____% Convertible Quarterly Income Preferred Securities, Series A (liquidation amount $50 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.04 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of _______ __, 1996, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by Texas Instruments Incorporated, a Delaware corporation, and The First National Bank of Chicago, as Guarantee Trustee, dated as of _____ __, 1996 (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this ________ day of__________________, 1996.

                                              TEXAS INSTRUMENTS FINANCIAL TRUST

                                              By:
                                                 -------------------------------
                                                     Name:
                                                     As Administrative Trustee

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

- - - - --------------------------------------------------------------------------------

- - - - --------------------------------------------------------------------------------

- - - - --------------------------------------------------------------------------------
(Insert assignee's social security or tax identification number)


- - - - --------------------------------------------------------------------------------

- - - - --------------------------------------------------------------------------------

- - - - --------------------------------------------------------------------------------
(Insert address and zip code of assignee)

and irrevocably appoints

- - - - --------------------------------------------------------------------------------

- - - - --------------------------------------------------------------------------------

- - - - --------------------------------------------------------------------------------

agent to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.


Date:
      -------------------------

Signature:
          --------------------------------------
(Sign exactly as your name appears on the other side of this Preferred Security Certificate)